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                                                                   Exhibit 10.42




                            GENERAL CABLE CORPORATION
                             2000 STOCK OPTION PLAN
                             ----------------------

                        (EFFECTIVE AS OF OCTOBER 3, 2000)



1.     PURPOSE

       The General Cable Corporation 2000 Stock Option Plan (the "Plan") is intended to provide incentives which will attract, retain and motivate highly competent persons as non-employee directors and employees of General Cable Corporation (the "Company") and any of its subsidiary corporations, limited liability companies or other forms of business entities now existing or hereafter formed or acquired ("Subsidiaries"), by providing them opportunities to acquire shares of the common stock, par value $.01 per share, of the Company ("Common Stock"). Furthermore, the Plan is intended to assist in aligning the interests of the Company's non-employee directors and employees with those of its stockholders.

2.     ADMINISTRATION

       a. The Plan generally shall be administered by a committee (the "Committee"), which shall be the Board of Directors of the Company (the "Board"), or, once established, a committee or subcommittee of the Board of Directors appointed by the Board from among its members. The Committee may be the Board's Compensation Committee. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as a (i) "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) an "outside director" within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder.

       The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Stock Options (as described in Section 6 below) granted as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants (as defined in Section 3) and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure

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to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

       b. The Committee shall have authority to grant Stock Options to non-employee directors and to the executive officers of the Company ("Executive Officers"). The Chief Executive Officer shall have the authority to determine and grant Stock Options to employees of the Company and its Subsidiaries who are not Executive Officers and to take all necessary administrative actions required to implement his actions under the Plan. With respect to Stock Options proposed for groups of employees, the Chief Executive Officer shall make recommendations to the Committee on the aggregate amount of Stock Options and the eligible Participants and the Committee shall have the authority to change or modify the aggregate amount of such Stock Options. Notwithstanding the foregoing, during the three-year period commencing on the date the Plan is adopted, at least a majority of the shares of Common Stock underlying Stock Options awarded under the Plan must be awarded to employees who are not officers or directors of the Company.

       c. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Subsidiaries or affiliate whose employees have benefited from the Plan, as determined by the Committee. The Chief Executive Officer in administering the Plan may obtain and rely upon opinions or computations from counsel, consultants or agents and the Company will pay all expenses incurred in connection with such consultations, advice or computations.

3.     PARTICIPANTS

       For the purposes of the Plan, "Participants" shall mean the following persons who are eligible to receive Stock Options under the Plan: (i) such non-employee directors as the Committee in its sole discretion may designate from time to time to receive Stock Options under the Plan, and (ii) certain employees of the Company and its Subsidiaries who are "exempt employees" as defined under the Fair Labor Standards Act of 1938 ("Exempt Employees") whom the Committee may designate as Participants from time to time, provided that at all times more than 50% of all Exempt Employees are designated as Participants. Designation of a Participant to receive a Stock Option in any year shall not require the Committee or the Chief Executive Officer as applicable to designate such person to receive a Stock Option in any other year or, once designated, a Stock Option with terms identical to those of a Stock Option as granted to the Participant in any other year. The Committee or the Chief Executive


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Officer as applicable shall consider such factors as they deem pertinent in selecting Participants and in determining the type and amount of their respective Stock Options.

4.     STOCK OPTION AGREEMENTS

       Stock Options shall be evidenced by agreements (which need not be identical) in such forms as the Committee or the Chief Executive Officer may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

5.     COMMON STOCK AVAILABLE UNDER THE PLAN

       a. Shares Available. The aggregate number of shares of Common Stock that may be subject to Stock Options granted under this Plan shall be 1,000,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 7 below.

       b. Maximum Individual Limit. The maximum number of shares of Common Stock with respect to which Stock Options may be granted to any individual Participant under the Plan during the term of the Plan shall not exceed 250,000 shares (subject to adjustments made in accordance with Section 7 below).

       c. Shares Underlying Stock Options That Again Become Available. Any shares of Common Stock subject to a Stock Option, which for any reason are cancelled, terminated without having been exercised, forfeited, settled in cash or delivered to the Company as part or full payment for the exercise of a Stock Option, shall again be available for Stock Options under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Stock Options, but shall not apply for purposes of determining the maximum number of shares of Common Stock subject to Stock Options that any individual Participant may receive.

6.     STOCK OPTIONS

       a. In General. The Committee is authorized to grant Stock Options to non-employee directors and key employees of the Company who are Executive Officers and shall, in its sole discretion, determine such non-employee directors and Executive Officers who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. The Chief Executive Officer is authorized to grant Stock Options to employees of the Company and any of its Subsidiaries who are not Executive Officers and shall in his discretion determine such persons and the number of shares of Common Stock underlying each Stock Option. Notwithstanding the foregoing, during the three-year period commencing on the date the Plan is adopted, at least a majority of the shares of Common Stock underlying Stock Options awarded under the Plan must be awarded to employees who are not officers or directors of the Company. Stock Options must be Stock Options which do not qualify as incentive


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stock options within the meaning of Section 422 of the Code. The Committee or the Chief Executive Officer may grant to any Participant one or more Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee or the Chief Executive Officer may impose from time to time. In addition, each Stock Option shall be subject to the following limitations set forth in this Section 6.

       b. Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine on the date of grant; provided, however, that the per-share exercise price shall not be less than 100 percent of the Fair Market Value (as defined in Section 12 below) of the Common Stock on the date the option is granted.

       c. Payment of Exercise Price. The Stock Option exercise price may be paid in cash or, at the discretion of the Committee or the Chief Executive Officer, by the delivery of shares of Common Stock then owned by the Participant for at least six months, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. At the discretion of the Committee or the Chief Executive Officer, a payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee or the Chief Executive Officer may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a Participant for at least six months, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the Participant only the number of incremental shares to which the Participant is entitled upon exercise of the Stock Option. In determining which methods a Participant may utilize to pay the exercise price, the Committee or the Chief Executive Officer may consider such factors as they determine are appropriate.

       d. Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee or the Chief Executive Officer; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee or the Chief Executive Officer shall, in their discretion, set forth in such option agreement on the date of grant.

7.     ADJUSTMENT PROVISIONS

       If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split,


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reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option such that each such Stock Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option had such Stock Option been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of Participants' rights under the Plan, the Committee or the Chief Executive Officer shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Stock Options, the exercise price applicable to outstanding Stock Options, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Stock Options. Appropriate adjustments may also be made by the Committee or the Chief Executive Officer in the terms of any Stock Options under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Stock Options on an equitable basis.

8.     CHANGE IN CONTROL

       a. Accelerated Vesting. Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company (as defined in Section 8(b) below), the Committee or the Chief Executive Officer, in their discretion, may take such actions as they deem appropriate with respect to outstanding Stock Options, including, without limitation, accelerating the exercisability, vesting and/or payout of such Stock Options.

       b. Definition. For purposes of this Section 8, (i) if there is an employment agreement or a change-in-control agreement between the Participant and the Company or any of its Subsidiaries in effect, "Change in Control" shall have the same definition as the definition of "change in control" contained in such employment agreement or change-in-control agreement, or (ii) if "Change in Control" is not defined in such employment agreement or change-in-control agreement, or if there is no employment agreement or change-in-control agreement between the Participant and the Company or any of its Subsidiaries in effect, a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

              (1) any person or other entity (other than any of the Company's Subsidiaries or any employee benefit plan sponsored by the Company or any of its Subsidiaries) including any person as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 35 percent of the total combined voting power of all classes of capital stock of the Company normally


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                     entitled to vote for the election of directors of the
                     Company (the "Voting Stock");

              (2) the stockholders of the Company approve the sale of all or substantially all of the property or assets of the Company and such sale occurs;

              (3) the Company's Common Stock shall cease to be publicly traded (other than a suspension of trading that lasts for a short period of time);

              (4) the stockholders of the Company approve a consolidation or merger of the Company with another corporation (other than with any of the Company's Subsidiaries), the consummation of which would result in the shareholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 60 percent of the Voting Stock of the surviving entity, and such consolidation or merger occurs; or

              (5) a change in the Company's Board occurs with the result that the members of the Board on the Effective Date (as defined in Section 19(a) below) of the Plan (the "Incumbent Directors") no longer constitute a majority of such Board, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election or nomination for election was supported by two-thirds (2/3) of the then Incumbent Directors shall be considered an Incumbent Director for purposes hereof.

Notwithstanding anything contained in the Plan to the contrary, a Change in Control of the Company shall not include an initial public offering of the Company.

       c. Cashout. The Committee or the Chief Executive Officer, in their discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee or the Chief Executive Officer, in their discretion, shall determine.

9.     TERMINATION OF EMPLOYMENT


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       a. Subject to any written agreement between the Participant and the
Company or any of its Subsidiaries, if a Participant's employment is terminated due to death or disability:

              (1) all unexercisable Stock Options held by the Participant on the date of the Participant's death or the date of the termination of his or her employment, as the case may be, shall immediately become exercisable as of such date and shall remain exercisable until the earlier of (i) the end of the one-year period following the date of the Participant's death or the date of the termination of his or her employment, as the case may be, or (ii) the date the Stock Option would otherwise expire; and

              (2) all exercisable Stock Options held by the Participant on the date of the Participant's death or the date of the termination of his or her employment, as the case may be, shall remain exercisable until the earlier of (i) the end of the one-year period following the date of the Participant's death or the date of the termination of his or her employment, as the case may be, or (ii) the date the Stock Option would otherwise expire.

       b. Subject to any written agreement between the Participant and the Company or any of its Subsidiaries, if a Participant's employment is terminated by the Company for Cause (as defined in Section 9(e) below), all exercisable and all unexercisable Stock Options held by the Participant on the date of the termination of his or her employment for Cause shall immediately be forfeited by such Participant as of such date.

       c. Subject to any written agreement between the Participant and the Company or any of its Subsidiaries, if a Participant's employment is terminated for any reason other than for Cause or other than due to death or disability:

              (1) all unexercisable Stock Options held by the Participant on the date of the termination of his or her employment shall immediately be forfeited by such Participant as of such date; and

              (2) all exercisable Stock Options held by the Participant on the date of the termination of his or her employment shall remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the Participant's employment or (ii) the date the Stock Option would otherwise expire.

       d. Notwithstanding anything contained in the Plan to the contrary, the Committee or the Chief Executive Officer may, in their sole discretion, provide that:


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              (1)    any or all unexercisable Stock Options held by the
                     Participant on the date of the Participant's death and/or the date of the termination of his or her employment shall immediately become exercisable as of such date and shall remain exercisable until a date that occurs on or prior to the date the Stock Option is scheduled to expire; and/or

              (2) any or all exercisable Stock Options held by the Participant on the date of the Participant's death and/or the date of the termination of his or her employment shall remain exercisable until a date that occurs on or prior to the date the Stock Option is scheduled to expire.

       e. For purposes of this Section 9, (i) if there is an employment agreement between the Participant and the Company or any of its Subsidiaries in effect, "Cause" shall have the same definition as the definition of "cause" contained in such employment agreement; or (ii) if "Cause" is not defined in such employment agreement or if there is no employment agreement between the Participant and the Company or any of its Subsidiaries in effect, "Cause" shall include, but is not limited to:

              (1) any willful and continuous neglect of or refusal to perform the employee's duties or responsibilities with respect to the Company or any of its Subsidiaries, insubordination, dishonesty, gross neglect or willful malfeasance by the Participant in the performance of such duties and responsibilities, or the willful taking of actions which materially impair the Participant's ability to perform such duties and responsibilities, or any serious violation of the rules or regulations of the Company;

              (2) the violation of any local, state or federal criminal statute, including, without limitation, an act of dishonesty such as embezzlement, theft or larceny;

              (3) intentional provision of services in competition with the Company or any of its Subsidiaries, or intentional disclosure to a competitor of the Company or any of its Subsidiaries of any confidential or proprietary information of the Company or any of its Subsidiaries; or

              (4) any similar conduct by the Participant with respect to which the Company determines in its discretion that the Participant has terminated employment under circumstances such that the payment of any compensation attributable to any Stock Option granted under the Plan would not be in the best interest of the Company or any of its Subsidiaries.


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10.    TRANSFERABILITY

       Each Stock Option granted under the Plan to a Participant which is subject to restrictions on transferability and/or exercisability shall not be transferable otherwise than by will or the laws of descent and distribution, and/or shall be exercisable, during the Participant's lifetime, only by the Participant. In the event of the death of a Participant, each Stock Option theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee or the Chief Executive Officer shall, in their discretion, set forth in such option on the date of grant and then only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Stock Option shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee or the Chief Executive Officer, a Stock Option may permit the transferability of such Stock Option by a Participant solely to members of the Participant's immediate family or trusts or family partnerships for the benefit of such persons, subject to any restriction included in the Stock Option agreement.


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11.    OTHER PROVISIONS

       Stock Options granted under the Plan may also be subject to such other provisions (whether or not applicable to the Stock Option granted to any other Participant) as the Committee or the Chief Executive Officer determines on the date of grant to be appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, to assist the Participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Stock Option, for the acceleration of exercisability or vesting of Stock Options in the event of a change in control of the Company, for the payment of the value of Stock Options to Participants in the event of a change in control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the Participant's employment in addition to those specifically provided for under the Plan. In addition, except as otherwise provided herein, a Participant may defer receipt or payment of any Stock Option granted under this Plan, in accord with the terms any deferred compensation plan or arrangement of the Company.

12.    FAIR MARKET VALUE

       For purposes of this Plan and any Stock Options granted hereunder, Fair Market Value shall be (i) the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradeable on a national securities exchange or other market system or (ii) if the Common Stock is not readily tradeable, the amount determined in good faith by the Committee or the Chief Executive Officer as the fair market value of the Common Stock.

13.    WITHHOLDING

       All payments or distributions of Stock Options made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee or the Chief Executive Officer shall prescribe. The Committee or the Chief Executive Officer may, in their discretion, and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Stock Option consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.


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14.    TENURE

       A Participant's right, if any, to continue to serve the Company as a director, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.

15.    UNFUNDED PLAN

       Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

16.    NO FRACTIONAL SHARES

       No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Stock Option. The Committee or the Chief Executive Officer shall determine whether cash, or Stock Options, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17.    DURATION, AMENDMENT AND TERMINATION

       No Stock Option shall be granted more than ten years after the Effective Date; provided, however, that the terms and conditions applicable to any Stock Option granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the Participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a Participant hereunder, under this Plan or under any other present or future plan of the Company, Stock Options may be granted to such Participant in substitution and exchange for, and in cancellation of, any Stock Options previously granted such Participant under this Plan, or any other present or future plan of the Company. The Board may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no action authorized by this
Section 17 shall reduce the amount of any existing Stock Option or change the terms and conditions thereof without the Participant's consent. No amendment of the Plan shall (i) increase the total number of shares which may be issued under the Plan or the maximum number of shares with


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respect to Stock Options that may be granted to any individual under the Plan or
(ii) modify the requirements as to eligibility for Stock Options under the Plan.

18.    GOVERNING LAW

       This Plan, Stock Options granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky (regardless of the law that might otherwise govern under applicable Kentucky principles of conflict of laws).

19.    EFFECTIVE DATE

       a. The Plan shall be effective as of the date on which the Plan is adopted by the Board (the "Effective Date").

       b. This Plan shall terminate on the 10th anniversary of the Effective Date unless sooner terminated by the Board.